AXM 2005 FIRST QUARTER 10-Q CALL SCRIPT

GOOD MORNING.  MY NAME IS JOE CUNNINGHAM, I’M THE SPOKESPERSON FOR AXM PHARMA INC.  (AMERICAN STOCK EXCHANGE SYMBOL AXJ.)  I HAVE THE PRIVILEGE OF SPEAKING TODAY ON BEHALF OF OUR DIRECTORS, MANAGEMENT AND ALL OF OUR EMPLOYEES.

TODAY WE ARE REPORTING DETAILS OF OUR ACHIEVEMENTS, OF OUR OPERATING PERFORMANCE AND CORPORATE DEVELOPMENT FOR THE FIRST QUARTER OF 2005.

LEGAL DISCLAIMER

I’LL NOW READ YOU THE LEGAL DISCLAIMER.  THE STATEMENTS CONTAINED IN THIS CONFERENCE CALL INCLUDE CERTAIN PREDICTIONS AND PROJECTIONS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER SECURITIES LAW.  THESE STATEMENTS INVOLVE A NUMBER OF IMPORTANT RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, THE PERFORMANCE OF JOINT VENTURE PARTNERS, AS WELL AS OTHER ECONOMIC, COMPETITIVE AND TECHNOLOGICAL FACTORS INVOLVING THE COMPANY'S OPERATIONS, MARKETS, SERVICES, PRODUCTS AND PRICES. WITH RESPECT TO AXM, EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS CONFERENCE CALL ARE FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

SEPARATELY PLEASE TAKE A LOOK AT OUR 10-Q FILING FOR DETAILS ON THE COMPANY’S IST QUARTER 2005 DISCLOSURE.  ON BEHALF OF MANAGEMENT WE RECOGNIZE THAT 2004 WAS A TRANSITIONAL YEAR FOR AXM AS WELL AS A DIFFICULT PERIOD FOR THE PUBLIC MARKETS OF MANY COMPANIES WITH CHINA RELATED BUSINESS. STILL WE MANAGED TO ACCOMPLISH A GREAT DEAL IN 2004 INCLUDING THE CONSTRUCTION OF A NEW FACTORY, REVAMPING OUR PRODUCT LINE, AND INITIATION OF OUR IN-LICENSING PROGRAM WITH SUNKIST.  OUR ACHIEVEMENTS IN 2004 HAS PROVIDE AXM WITH A SOLID FOUNDATION TO DRIVE OUR BUSINESS FORWARD IN 2005 AND

BEYOND.   AS SUCH, MANAGEMENT EXPECTS 2005 WILL BE A RECORD YEAR OF REVENUES AND improved operating ACHIEVEMENT. THIS CALL IS INTENDED TO FOCUS ON THE SIGNIFICANT MILESTONES ACHIEVED SO FAR AS WELL AS WHAT THE COMPANY FURTHER EXPECTS TO ACCOMPLISH DURING 2005.

TO BE DIRECT, WE ARE MAKING SIGNIFICANT PROGRESS ON OUR BUSINESS IN CHINA.  OUR PRODUCTS ARE GAINING ACCEPTANCE IN THE MARKETPLACE AND WE HAVE ENTERED NEW MARKETS IN HK AND TAIWAN.

MANAGEMENT IS NOW FOCUSING AGRESSIVELY ON SALES AND REVENUE’S WILL CONTINUE TO RAMP UP OVER THE SECOND, THIRD AND FOURTH QUARTER OF THIS YEAR.

PRODUCT SALES

IN THE FIRST QUARTER THE COMPANY WAS FOCUSED ON THE EXECUTION OF MAJOR DISTRIBUTION AGREEMENTS TOTALING NEARLY $20 MILLION FOR 2005.  PLEASE UNDERSTAND THAT THERE IS A SEQUENCE THAT HAS BEEN FOLLOWED.  FIRST, WE BUILD THE FACTORY, NEXT WE SIGN DISTRIBUTION AGREEMENTS AND LASTLY WE EXECUTE SPECIFIC PURCHASE ORDERS.  NOW THAT A NUMBER OF THESE DISTRIBUTION AGREEMENTS HAVE BEEN SUCCESSFULLY EXECUTED THE COMPANY WILL CONTINUE TO INTENSIFY ITS FOCUS ON SALES AS WELL AS THE FULFILMENT OF PURCHASE ORDERS.  SINCE JANUARY OF THIS YEAR THE COMPANY HAS RECEIVED A TOTAL OF $3,901,403 IN PURCHASE ORDERS FOR OUR CHINESE AND SUNKIST PRODUCTS.

THERE HAVE BEEN INQUIRIES REGARDING THE STATUS OF SUNKIST PRODUCTS SALES AS WELL AS THE SALES OF OUR OTHER 7 ACTIVATED PRODUCTS.  WITH THIS MOST RECENT FINANCING COMPLETED, RAW MATERIALS HAVE BEEN SOURCED AND ARE BEING PURCHASED IN ORDER TO IMMEDIATELY BEGIN DELIVERING GOODS AND FULFILL OUR BACKLOG OF EXISTING  PURCHASE ORDERS.  ALTHOUGH WE ARE CURRENTLY DIRECTING MOST OF OUR RESOURCES TOWARD OUR SUNKIST PRODUCTS AT THIS TIME, WE INTEND TO DEVOTE additional financial RESOURCES TO OUR CHINESE PRODUCTS AS WE ACHIEVE cash flow FROM FULFILLMENT OF EXISTING AND EXPECTED PURCHASE ORDERS.

THE FACTORY IS UP-AND-RUNNING

IN THE FOURTH QUARTER OF 2004, WE COMPLETED OUR NEW SHENYANG PRODUCTION FACILITIES, BUILT TO CHINESE GMP SPECIFICATIONS.  IN LATE DECEMBER 2005, WE RECEIVED OUR CHINESE GOOD MANUFACTURING PRACTICES CERTIFICATION FROM THE STATE FOOD AND DRUG ADMINISTRATION THE CHINESE EQUIVALENT OF THE FDA.  AS A RESULT, DURING THE FIRST QUARTER OF 2005, WE BEGAN TRANSITIONING THE MANUFACTURING OF CERTAIN OF OUR PRODUCTS TO THE NEW FACTORY. THE FACTORY INCLUDES OVER 120,000 SQUARE FEET OF PRODUCTION SPACE WITH LABORATORY AND ADMINISTRATION BUILDINGS CAPABLE OF PRODUCING UP TO APPROXIMATELY $200 MILLION IN SALES, DEPENDING ON THE FACTORY CONFIGURATION.  THE COMPANY CURRENTLY HAS OVER 150 EMPLOYEES AND IS PREPARED TO ADD ADDITIONAL STAFF AS DEMAND GROWS.

NEW DISTIBUTION PARTNERS

IN THE FIRST 5 MONTHS OF 2005 THE COMPANY HAS EXECUTED 10 NEW DISTRIBUTION AGREEMENTS WHICH THE COMPANY ANTICIPATES WILL REPRESENT UP TO APPROXIMATELY US$20 MILLION IN SALES FOR 2005. THE COMPANY ALSO ANTICIPATES THAT THE CREATION OF AS MANY AS 15 ADDITIONAL DISTRIBUTION RELATIONSHIPS FOR THE SALES OF OUR PRODUCTS IN THE MARKETS OF CHINA, HONG KONG, MACAU, TAIWAN, THAILAND AND SINGAPORE DURING 2005. THESE DISTRIBUTION RELATIONSHIPS WOULD GIVE AXM ACCESS TO AS MANY AS 83 KEY CITIES WITHIN THE REGION OVER THE NEXT 3 YEARS.

ALSO IN 2005, AXM ANTICIPATES LAUNCHING NEW PRODUCT LINES IN KEY CITIES IN CHINA.  THESE DISTRIBUTION AGREEMENTS INCLUDE VARIOUS SUNKIST PRODUCTS.  ASARONE, ELEGANCE AND TONG YANG. IT IS ANTICIPATED THAT OUR OTHER PRODUCTS, INCLUDING: BODYWARD, RE-HEAL, QIYAO, LIFEGATE AND LICOMF, WILL BE ADDED TO THIS DISTRIBUTION MIX DURING THE SECOND HALF OF 2005.

NEW PRODUCT LAUNCHES

WE CURRENTLY OWN 42 PERMITTED AND LICENSED FORMULAS THAT WE HAVE THE RIGHT TO MANUFACTURE AND DISTRIBUTE IN CHINA. BEGINNING IN THE SECOND QUARTER OF 2005, WE WILL BE SELLING A NEW LINEUP OF 14 VARIOUS PHARMACEUTICAL PRODUCTS THAT ARE COMPLETELY NEW FOR THE COMPANY OR WERE HISTORIC COMPANY PRODUCTS THAT HAVE BEEN RE-BRANDED AND RE-PACKAGED. WE ALSO HAVE THE SUNKIST PRODUCT LINE THAT INCLUDES GUMMY VITAMINS, DISSOLVEABLE STRIPS AND CHEWABLE TABLETS.

FINANCING

IN APRIL THE COMPANY COMPLETED A PPROXIMATELY US$ 3.4 MILLION CONVERTIBLE DEBT FINANCING. IN THE EVENT THAT THE GREEN SHOE AND WARRANTS ARE TRIGGERED -  A TOTAL OF UP TO US$18,250,000 MILLION WOULD BE RAISED THROUGH THIS FINANCING AT AN AVERAGE PRICE OF $2.71.  THE FINANCING IS A 2-YEAR DEBT INSTRUMENT THAT WE BEGIN MAKING INTEREST PAYMENTS ON IN THE FIFTH MONTH FROM CLOSING OR AUGUST. AN IMPORTANT STRUCTURAL ISSUE OF THESE NOTES IS, THE COMPANY HAS THE OPTION TO PAY OFF THE NOTE IN CASH OR STOCK. THE CONVERSION FEATURE OF THE STOCK HAS A FIXED FLOOR OF $2.10

THE COMPANY IS ALSO IN DISCUSSIONS WITH MAJOR FINANCIAL INSTITUTIONS FOR TRADITIONAL RECEIVEABLE FINANCING AGAINST THE PURCHASE ORDERS BEING RECEIVED. THE OBJECTIVE IS TO COMPRESS OUR REVENUE CYCLE AND TURN OVER CASH MORE FREQUENTLY.

GROWTH STRATEGY

WE PLAN TO UTILIZE OUR EXISTING PRODUCT BASE IN AXM SHENYANG TO BEGIN REBUILDING OUR MANUFACTURING OPERATIONS AT OUR NEW SHENYANG FACTORY.  THE PRODUCTS PRODUCED IN THE NEW FACTORY WILL, INITIALLY, BE SOLD  IN CHINA.  AT THE SAME TIME, WE PLAN TO BUILD AN INTERNATIONAL SALES DIVISION AROUND OUR SUNKIST PRODUCTS.  THROUGH OUR INTERNATIONAL SALES DIVISION, WE WILL SEEK TO IN-LICENSE ADDITIONAL WELL KNOWN BRANDS FOR SALE IN CHINA, HONG KONG, TAIWAN, SINGAPORE AND OTHER ASIAN TERRITORIES.  OUR AGREEMENT WITH SUNKIST GIVES US THE EXCLUSIVE RIGHT OF FIRST REFUSAL FOR ALL OF ASIA X-JAPAN FOR A LINE OF SUNKIST FLAVORED VITAMINS AND NUTRICEUTICALS.

PROSPECTS FOR 2005

WITH THE ACHIEVEMENT OF OUR LARGEST MILESTONE OF COMPLETING THE FACTORY AT THE START OF 2005, WE ANTICPATE AND LOOK FORWARD TO A VERY ROBUST 2005. OUR NEW PLANT, NEW INNOVATIVE PRODUCTS AND ENHANCED DISTRIBUTION CHANNELS ARE EXPECTED TO BEGIN TO SHOW DEMONSTRABLE RESULTS IN THE SECOND QUARTER OF 2005.  WE WILL ALSO BE LOOKING TO IN-LICENSE OR PURCHASE ADDITIONAL PRODUCTS THAT BROADEN OUR BASE OF QUALITY-BRAND-DRIVEN OFFERINGS. AS WE MOVE INTO THE SECOND HALF OF 2005, IT IS EXPECTED THAT – WE WILL DEVELOP A BASE LINE PROFILE FOR OUR BUSINESS AND MAY PROVIDE FUTURE FINANCIAL GUIDANCE REGARDING SALES GROWTH AND PROPECTS.   STILL, 2005 IS ANTICIPATED THAT THE COMPANY WILL BE OPERATING AT A PROFITABLE RATE BY  YEAR-END  WE ALSO EXPECT TO ATTAIN POSITIVE CASH FLOW IN THE SECOND HALF IF RECIEVABLE FINANCING IS ACHIEVED IN THE FIRST HALF. AS WE MOVE INTO THE THIRD AND FOURTH QUARTERS, WE ANTICIPATE ACHIEVING ATTRACTIVE GROSS MARGINS FOR OUR VARIOUS PRODUCTS.

THANK YOU FOR YOUR CONTINUED SUPPORT AND WE LOOK FORWARD TO A SUCCESSFUL 2005.

WE WILL NOW TAKE QUESTIONS. HOWEVER, BECAUSE OF REG FD, WE CAN ONLY ANSWER QUESTIONS TO THE INFORMATION IN THE 10Q, 10-K OR OTHERWISE ALREADY PUBLIC.

THE FIRST QUESTION PLEASE.

HAVE A GREAT DAY.

WHAT IS THE DIFFERENCE BETWEEN A DISTRIBUTION AGREEMENT AND A PURCHASE ORDER?

IN CHINA, MANUFACTURERS AND DISTRIBUTORS ENTER INTO DISTRIBUTION AGREEMENTS FOR PRODUCTS. UNLIKE THE UNITED STATES THE DISTRIBUTION AGREEMENT HAS A STATED AMOUNT THAT THE DISTRIBUTOR WILL PURCHASE OVER THE PERIOD OF THE AGREEMENT.  THE DISTRIBUTOR FURNISHES PURCHASE ORDERS THAT IN EFFECT DRAW DOWN AGAINST THE DISTRIBUTION AGREEMENT. THE PURCHASE ORDERS FOR OUR CHINESE PRODUCTS, ONCE RECEIVED FROM THE DISTRIBUTOR, ARE BINDING AGREEMENTS WITHOUT RETURNS AND ARE BOOKED AS REVENUE UPON SHIPMENT OF THE PRODUCT.

IS THE COMPANY BEING DELISTED FROM THE AMERICAN STOCK EXCHANGE:

AXM IS NOT IN VIOLATION OF ANY AMERICAN STOCK EXCHANGE LISTING REQUIREMENTS AND THERE IS NO RISK TO THE COMPANY'S LISTING STATUS.

DO YOU HAVE ENOUGH MONEY TO COMPLETE YOUR ORDERS?

YES THE COMPANY HAS ENOUGH CAPITAL ON HAND TO COMPLETE OUR CURRENT ORDERS. OUR VENDORS AND CUSTOMERS HAVE ATTRACTIVE PAYMENT TERMS THAT ALLOW US TO MANUFACTURE AND DELIVER OUR PRODUCTS. WE WILL BE FOCUSING INITIALLY ON THE SUNKIST PURCHASE ORDERS IN THE SECOND QUARTER AND THEN THE CHINA ORDERS WITH THE WITH FACTORING OR CASH FROM THE SUNKIST PURCHASES.

DO YOU PLAN TO RAISE ANY MORE MONEY WITH THE COMPANY’S SECURITIES?

THE COMPANY DOES NOT PLAN IN THE NEAR TERM TO ISSUE ANY ADDITIONAL SECURITIES OTHER THAN THE MOST RECENT FINANCING. IN THE EVENT THAT THE GREEN SHOE AND WARRANTS ARE TRIGGERED FROM OUR MOST RECENT FINANCING A TOTAL OF UP TO US$18,250,000 MILLION WOULD BE RAISED THROUGH THIS FINANCING AT AN AVERAGE PRICE OF $2.71.  THE COMPANY CURRENTLY ANTICIPATES THAT THIS FINANCING ALONG WITH THE OTHER WARRANTS AND OPTIONS OUTSTANDING SHOULD PROVIDE SUFFICIENT CAPITAL TO MEET ITS CURRENT GROWTH PLANS.

THE COMPANY IS ALSO IN DISCUSSIONS WITH MAJOR FINANCIAL INSTITUTIONS FOR TRADITIONAL RECEIVEABLE FINANCING AGAINST THE PURCHASE ORDERS BEING RECEIVED. THESE ARE NON-EQUITY BASED INSTRUMENTS.

THE COMPANY WAS UNABLE TO ENTER INTO DISCUSSIONS WITH TRADITIONAL BANKS FOR RECEIVABLE FINANCING UNTIL ORDERS HAD BEEN PLACED THAT COULD BE FACTORED. NOW THAT THE COMPANY HAS ORDERS THAT ARE BEING GENERATED REGUARLY THE COMPANY HAS COMMENCED DISCUSSIONS REGARDING SUCH FINANCINGS.

ARE THE INSIDERS SELLING?

NO, NO MEMBERS OF MANAGEMENT, EMPLOYEES OR BOARD MEMBERS ARE SELLING ANY COMMON STOCK AT THIS TIME.

WHY ARENT INSIDERS BUYING?

UNDER US SECURITIES LAWS, THERE ARE TRADING WINDOWS WHERE INSIDERS CAN PURCHASE THE COMPANIES SECURITIES WITHOUT VIOLATING ANY SECURITIES LAWS. THAT WINDOW IS NOT CURRENTLY AVAILABLE.

THE OVERALL MARKET APPEARS TO HAVE A NUMBER OF CONCERNS ABOUT COMPANIES WITH CHINA RELATED BUSINESS. THE PRIMARY CONCERN SEEMS TO BE RUMOURS OF THE POSSIBLE REVALUATION OF THE RENMIMBI. COULD YOU PLEASE STATE WHAT SORT OF NEGATIVE IMPACT THIS MAY HAVE ON AXM PHARMA?

WE DO NOT EXPECT REVALUATION TO HAVE A NET NEGATIVE IMPACT TO AXM. WE MANUFACTURE AND DISTRIBUTE PRIMARILY TO CHINA AND THEREFORE DO NOT CARRY THE CURRENCY RISKS ASSOCIATED WITH THE MAJORITY OF PUBLIC COMPANIES WITH CHINA RELATED BUSINESS (WHICH ARE EXPORTING TO THE US AND EUROPE). A REVALUATION OF THE CHINESE CURRENCY MAY POSSIBLY CARRY NET POSITIVE EFFECTS FOR AXM.

WHAT IS MANAGEMENT’S CURRENT OPINION OF AXM’S MARKET VALUATION? ARE THERE ANY PLANS TO EXPAND INTEREST AND COVERAGE OF THE COMPANY’S STOCK?

WE CURRENTLY BELIEVE THAT THE PUBLIC MARKETS ARE NOT RECOGNIZING THE ACHIEVEMENTS AND EXECUTION DEMONSTRATED SO FAR IN 2005. THESE PRESENTATIONS ARE INTENDED TO EXPAND COVERAGE OF THE COMPANY, ITS ACHIEVEMENTS OF THE LAST SEVERAL MONTHS AS WELL AS ANTICIPATED FUTURE ACHIEVEMENT THROUGHOUT THE REST OF 2005. IN ADDITION THE COMPANY HAS OVER 2400 SHAREHOLDERS WORLDWIDE.

Is the Chinese Economy slowing down and would that affect AXM Pharma's business?

The growth in China is greater than most anywhere in the world.  Any potential slowdown in China's economy would be relative to the rest of the world so we believe AXM Pharma's growth as compared companies in other countries would still outperform.

 When do you expect the company to go cash-flow positive?

As sales ramp-up during 2005, we anticipate achieving cash flow positive operations by or in the 4th quarter. We have not provided any guidance for FY2005, yet we are generally in-line with the forecast indicated in the Shemano Group’s February 9th, 2005 research report.

Is bank financing as opposed to stock offerings a viable alternative for AXM Pharma?

We are aggressively working with several Asia-pacific based banks on account receivable and inventory advances financing, which if put in place is anticipated to greatly enhance our cash flow. This type of financing would be non-dilutive.

What are the growth drivers for the second half of 2005 and into 2006 (over and above current distribution agreements)?

SALES, SALES AND MORE SALES. WE CURRENTLY HAVE A GREAT SET OF OTC AND PERSCRPITION GRADE PHARMA PRODUCTS, AND ANTICIAPTED IN-LICENSING OR ACQUIRING OTHERS DURING THE NEXT YEAR. OUR EXISTING PRODUCT LINE IS BROAD ENOUGH TO ALLOW US TO SIGNIFICANTLY GROW SALES IN 2005 AND 2006 JUST WITH OUR EXISTING DISTRIBUTION CHANNELS. OUR GOAL IS TO ATTEMPT TO INCREASE OUR QUARTERLY RUN RATE UP TO US$15 MILLION BY YEAR END.